EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2014, in the Registration Statement on Form S-1 Amendment #6 and related Prospectus of Anpulo Food, Inc. for the registration of ordinary shares dated June 24, 2014.

/S/ HHC
HHC
Forest Hills, New York
June 24, 2014